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                             REGISTRATION AGREEMENT


KNOW ALL MEN BY THESE PRESENTS:

         This Agreement made and entered into by and between -

               PHILIPPINE ECONOMIC ZONE AUTHORITY, a government corporation created and operating under Republic Act No. 7916, with office address at corner San Luis St. and Roxas Boulevard, Pasay City, represented herein by its Director General, MS. LILIA B. DE LIMA who is duly authorized, hereinafter referred to as the "PEZA",

                                     - and -

               SMARTFLEX SYSTEMS PHILIPPINES INC., a corporation duly organized and existing under Philippine laws, with office address at the Mactan ECOZONE, Lapu-Lapu City, represented herein by its President, MR. WILLIAM L. HEALEY, who is likewise duly
               authorized,   hereinafter   referred  to  as  the   "REGISTRANT".

                            W I T N E S S E T H That:

         WHEREAS, the REGISTRANT has filed an application with the PEZA for registration as an ECOZONE Export Enterprise, particularly, to engage in the manufacture of precision flexible circuits for hard disk drives, computer, peripherals and precision devices at the Mactan ECOZONE;

         WHEREAS, the PEZA finds that the project of the REGISTRANT is feasible in its technical, financial, management and marketing aspects;

         WHEREAS, the PEZA under Board Resolution No. 96-128, dated April 17, 1996 approved the application of the REGISTRANT.

         NOW, THEREFORE, in view of the foregoing promises and mutual covenants and undertakings hereinafter provided, the parties hereto have agreed as follows:

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                                    ARTICLE I
                          REGISTRANT'S RIGHT TO OPERATE

     1. The registration of the REGISTRANT as an ECOZONE Export Enterprise shall entitle it to conduct and operate its business inside the Mactan ECOZONE in accordance with the representations, commitments and proposals set forth in its application, including its project feasibility study and forming interal parts hereof, subject to such terms and conditions hereinafter provided.

                                   ARTICLE II
                    SCOPE OF REGISTRANT'S REGISTERED ACTIVITY

     2. The scope of REGISTRANT'S registered activity shall be limited for the manufacture of precision flexible circuits for hard disk drives, computer, peripherals and precision devices for export and the importation of raw materials, machineries, equipment, tools, goods, wares, articles or merchandise directly used in its registered operations at the Mactan ECOZONE. In the event the REGISTRANT decides to engage in a new or additional product line, directly or indirectly related to its registered activity, it shall apply anew to the PEZA for the latter's approval.

                                   ARTICLE III
                               AREA OF OPERATIONS

     3. The REGISTRANT shall maintain continuous possession of a factory space at the Mactan ECOZONE under the terms and provisions of its lease agreement with private developers or other registered enterprises with excess factory spaces inside the Mactan ECOZONE. A duly notarized copy of the said lease agreement shall be furnished to the PEZA by the REGISTRANT within seven (7) days from execution thereof.

     3.1 It is understood that the said factory building shall be devoted by the REGISTRANT exclusively for the establishment, operation and maintenance of such machineries, equipment and other improvements as may be necessary to carry on its registered activity as an Ecozone Export Enterprise. Conformably thereto, the Leased Premises may not be used for any other purpose without the written consent of the PEZA.
                                   ARTICLE IV
                     SALE, ASSIGNMENT AND MORTGAGE OF ASSETS

     4. The REGISTRANT may assign, transfer, sell, mortgage or otherwise encumber its machinery and equipment, leasehold right or this Registration

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Agreement or rights arising  therefrom  provided a prior written  consent of the
PEZA is obtained by the REGISTRANT FIFTEEN (15) days prior to such assignment, transfer, conveyance, sale, mortgage or encumbrance and subject to such conditions as may be imposed by PEZA. Any and all rights and interests accruing to the third parties in violation of this provision shall not be binding against the PEZA.

                                    ARTICLE V
                        PUBLIC SAFETY AND LABOR STANDARDS

     5. The REGISTRANT shall see to it that its operations during the course of manufacture or production will not endanger public safety or public health nor violate the anti-pollution requirements of the government and shall comply with the medical, dental, occupational health and safety laws, regulations and standards of the Labor Code of the Philippines, as amended, as well as other provisions therein and rules and regulations promulgated thereunder and other labor laws and regulations governing labor relations, fixing of minimum wage, terms and conditions of employment, etc.

     For this purpose, the REGISTRANT shall comply with the Master Employment Contract that shall be prescribed by PEZA and the policies and declarations promulgated by a tripartite body under a social pact for the enhancement and preservation of industrial peace within the Mactan ECOZONE pursuant to Sections 39 and 38 respectively, of R.A. No. 7916 and Rule XXIII of its implementing Rules and Regulations.

                                   ARTICLE VI
                                    UTILITIES

     6. The PEZA warrants and undertakes that not later than the delivery of possession of the Leased Premises to the REGISTRANT, it shall provide the Leased Premises with garbage collection services, potable water and electricity in a manner that will enable the REGISTRANT to operate.

     6.1 The REGISTRANT agrees to pay all the water, fuel, gas, oil, heat, electricity, power, materials and other services which may be furnished by the PEZA or by other authorized entities to the REGISTRANT in or about the Leased Premises during the term of this lease.

     6.2 In case of delinquency in the payment of utilities which may be provided by the PEZA, such delinquent payment shall bear interest at the rate of

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two (2%) percent a month computed from the date of delinquency without prejudice to the right of the PEZA to cut-off or to discontinue providing the utilities and/or to imposition of other appropriate sanction(s) against the REGISTRANT.

                                   ARTICLE VII
                                     DEFAULT

     7. Any violation or default in the performance of the covenant and obligations set forth in this Agreement shall constitute ground for the aggrieved party to revoke this Registration Agreement without the need of judicial or extrajudicial demand/action if no corrective or remedial measures satisfactory to the aggrieved party are instituted within thirty (30) days from written notice of such violation or default. However, should the REGISTRANT be prevented by the government authorities or by statute, rule, order or regulation from carrying on its business or any aspect thereof, the REGISTRANT may at its option terminate this lease or any extension thereof and neither party shall have any claim against the other by reason of such termination, except for rentals and other charges due and demandable. The REGISTRANT shall not exercise the aforesaid option to terminate without the written consent of the assignee, mortgagee, transferree or sublessee, if any there be. In the event of violation or default by the PEZA, the corrective or remedial measures of which are within the power and/or capability of the REGISTRANT to institute, the REGISTRANT may, upon the expiration of the 30-day written notice to the PEZA, proceed to institute such measures as it may deem necessary at the expense of the PEZA:
Provided that the program of work for such remedial or corrective measures shall be approved by the PEZA and all works to be done shall be subject to inspection and approval by the PEZA. All expenses incurred by the REGISTRANT shall, subject to compliance with pertinent government accounting and auditing laws and regulations, be offset against the rentals immediately due.

                                  ARTICLE VIII
                           PEZA EXEMPT FROM LIABILITY

     8. The REGISTRANT shall keep, save and hold the PEZA free and harmless from all liabilities, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising out of or by reason of any injury or liability caused by any person or persons, from any cause or causes whatsoever relating to the operation of the REGISTRANT'S business during the term of this Agreement by obtaining appropriate insurance(s) with an insurance company as

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would amply protect both parties herein  against any liability  arising from its
registered  operations,   including  insurance  against  losses  from  fire  and
fortuitous events.

     The REGISTRANT recognizes the right of the PEZA to conduct an inventory of REGISTRANT'S machineries, equipments, stocks of finished or semi-finished products, work-in-process, raw materials, supplies and other assets, at any hour of the day or night upon a 24 hour notice given by the PEZA.

     The REGISTRANT shall not prevent, obstruct, impede or otherwise frustrate the exercise of this prerogative by the PEZA.

     It is understood that in the exercise of this power to conduct an inventory, the PEZA acting thru its duly authorized representative/s, may break open any door, window, wall, floor or ceiling of any enclosure where such equipments, stocks or machineries are kept without being liable for prosecution or damages therefor when it is determined that the items/goods to be inventoried are intentionally placed in the enclosure to prevent their examination, or when despite the notice as required, the enclosures were locked, sealed or otherwise closed in any other manner to prevent entry therein by the PEZA'S authorized representative/s.

     The PEZA may only employ such force and cause such damage as may be necessary to cause entry into the premises.

                                   ARTICLE IX
                         COST OF SUITS, VENUE OF ACTION

     9. For all actions brought by either of the parties hereto against the other, the party prevailing in said action shall be entitled to recover costs of suits and reasonable attorney's fees which shall in no case be less than TEN THOUSAND (P10,000) PESOS.

     9.1 The parties hereto agree that any court action arising out of this Agreement shall be filed in the proper court in the City of Lapu-Lapu.

                                    ARTICLE X
                                     NOTICE

     10. Notice required hereunder or by law to be served upon either of the parties shall be in writing and shall be delivered personally or sent by registered mail to the other at its abovespecified

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address  or to such  address  designated  by such  party in  writing.  Notice by registered mail shall be deemed completed after (5) days from receipt of the registry notice.

                                   ARTICLE XI
             ABANDONMENT OF LEASED PREMISES/SUSPENSION OF OPERATIONS

     11. In case the Leased Premises is deserted, abandoned or vacated without prior written notice and justifiable cause or in case of suspension of operations by the REGISTRANT at any time during the term of the lease for a continuous period of sixty (60) days unless this period is extended upon prior application by the REGISTRANT and prior written approval of the PEZA on meritorious grounds or in case of permanent withdrawal or cessation from its registered operation in the ECOZONE, whether voluntary or involuntary, the PEZA shall have the right to enter the Leased Premises as an agent of the REGISTRANT, either with the use of reasonable force or otherwise, without being liable for prosecution therefor, and the PEZA is hereby constituted irrevocably as an attorney-in-fact of the REGISTRANT with the power to remove, store temporarily, or sell, or dispose of any and all goods, machinery, equipment, merchandise, raw materials, furniture and other assets located in the Leased Premises and to apply the proceeds of such sale to any damages, interests, fees, unpaid rentals or other outstanding obligations which the REGISTRANT may owe to the PEZA.

                                   ARTICLE XII
                         CUMULATIVE REMEDIES, NON-WAIVER

     12. The receipt by the PEZA of any payment with or without knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver of any sum, or right hereunder shall be valid unless made in writing and signed by the party waiving said sum or right. No delay or omission in the exercise of any right or remedy accruing to any party hereto upon any breach of obligation provided in this Agreement shall impair such right or remedy, or be construed as a waiver of any such breach thereafter occurring.

                                  ARTICLE XIII
                           LAWS ISSUANCES INCORPORATED

     13. The following laws/issuances shall be deemed incorporated and/or reproduced by reference to form integral parts of this Agreement:

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     13.1 Book VI of the Omnibus  Investment  Code of 1987 and  Republic Act No.
7916.

     13.2 Rules and Regulations to implement Republic Act No. 7916.

     13.3 Presidential Decree No. 1716-A vesting to the EPZA (now PEZA) the administration and enforcement of Presidential Decree No. 1096, otherwise known as the National Building Code of the Philippines, particularly but not limited to the authority of the PEZA to issue the necessary permits, conduct periodic mechanical and electrical inspections and collection of fees and charges.

     13.4 Board Resolution No. 96-128 dated April 17, 1996 of the PEZA'S Board of Directors.

     13.5 Such other Board Resolutions, corresponding implementing circulars, orders and memoranda which are now existing or which may hereinafter be promulgated by the PEZA and other provisions of laws, rules and executive orders applicable hereto.

                                   ARTICLE XIV
                               SPECIAL CONDITIONS

     14. The special conditions of this Agreement are:

     14.1 The REGISTRANT shall set up an accounting  system consistent with Item
R. No. 3 of its application with PEZA and compatible with PEZA reporting requirements under Section 4, Rule XXI of the implementing Rules and Regulations of R.A. 7916.

     14.2 Within ninety (90) days from date of registration, REGISTRANT shall secure and submit to PEZA a copy of its Environmental Clearance Certificate issued by the Environmental Management Bureau.

     14.3 The REGISTRANT shall furnish the PEZA (PERD) with copies of reports which by law or regulation it is required to submit to the National Statistics Office, Bangko Sentral ng Pilipinas, Department of Labor and Employment, Securities and Exchange Commission, Bureau of Internal Revenue and Social Security System concerning its operations, personnel, capital structure and like matters affecting its business as a zone-registered export enterprise within fifteen (15) days from filing thereof in the said Offices pursuant to Section 4, Rule XXI of the implementing Rules and Regulations of R.A. No. 7916.

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     14.4  The  REGISTRANT  agrees  that a first  lien  shall  automatically  be constituted upon any of its real or personal property found existing and/or located inside the Mactan ECOZONE to answer for any and all outstanding obligations or accounts owing, due and/or payable by the REGISTRANT to the PEZA.

     14.5 During the period of its availment of income tax holiday under Book VI of E.O. No. 226 (Omnibus Investments Code of 1989), the REGISTRANT, if entitled thereto, shall pay all real property taxes, fees and charges under the provisions of the Local Government Code of 1991 and pertinent municipal ordinance(s) in respect to the premises leased by it.

     14.6 The REGISTRANT agrees that the PEZA may disapprove or withhold any application for permit to import, to export, to farm-out or to sell locally, or to avail of any incentives being administered by the PEZA as the case may be, if REGISTRANT is delinquent in payment of rentals and other fees/charges due or has violated any provision of this Registration Agreement, R.A. 7916 and its implementing Rules and Regulations, and other relevant PEZA memoranda and circulars. Damages that may result due to the said disapproval/withholding shall be solely borne by the REGISTRANT and the PEZA shall be wholly free from liability for whatever damages that may result therefrom.

     14.7 The REGISTRANT shall observe the following timetable:

     Leasehold Improvements             -        May, 1996

     Installation of Machineries        -        May, 1996

     Start of Commercial Operations     -        July, 1996

     14.8 The REGISTRANT shall submit to PEZA-PERD proof of paid-up capital amounting to a minimum of P56.472 Million within the first year of its operations.

     14.9 The  REGISTRANT  shall  observe  the  following  Production  and Sales
Schedules:

                     Volume of Sales           VALUE
            Year     (In `000 Units)          US$000
           ------   -----------------        --------
             1                 900              9,000
             2               8,000             76,000
             3              10,300             92,000
             4              14,000            119,000
             5              18,000            144,000

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     14.10 The  REGISTRANT  shall notify PEZA in writing of the date or start of its commercial operations within seven (7) days from said date.

     14.11 In the event the REGISTRANT decides to expand its registered project, it shall secure prior approval by the PEZA.

     IN WITNESS WHEREOF, the parties hereto have signed these presents this 25th day of May 1996 at Metro Manila, Philippines.

         PHILIPPINE ECONOMIC ZONE           SMARTFLEX SYSTEMS
                 AUTHORITY                  PHILIPPINES, INC.
                   (PEZA)                      (REGISTRANT)

         By:                                By:
              /s/ Lilia B. DeLima               /s/ William L. Healey

              LILIA B. DE LIMA                  WILLIAM L. HEALEY
              Director General                   President

                           SIGNED IN THE PRESENCE OF:


         ------------------------           ------------------------


                           A C K N O W L E D G M E N T


REPUBLIC OF THE PHILIPPINES)
METRO MANILA               )S.S.

     BEFORE ME, this 25th day of May, 1996 personally appeared the following:


           NAME                             CTC/PASSPORT NO.
           ----                             ----------------

LILIA B. DE LIMA

WILLIAM L. HEALEY

both known to me and to me known to be the same persons who executed the foregoing instrument and acknowledged before me that the same is their free and voluntary act and deed as well as the entities represented.

     Said instrument refers to a REGISTRATION

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AGREEMENT  consisting  of Ten  (10)  pages,  signed  by the  parties  and  their witnesses on each and every page thereof and sealed with my notarial seal.


Doc. No.    309   ;
Page No.     62   ;
Book No.     I    ;
Series of 1996.

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